UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2009

WASTE CONNECTIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

COMMISSION FILE NO.  1-31507

94-3283464
(I.R.S. Employer Identification No.)

2295 Iron Point Road, Suite 200, Folsom, CA 95630
(Address of principal executive offices) (Zip code)

 (916) 608-8200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

See first paragraph of Item 7.01, below.

Item 7.01  Regulation FD Disclosure.

On October 26, 2009, Waste Connections, Inc. (the “Company”) issued a press release announcing its third quarter 2009 earnings.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On the same day, the Company issued two additional press releases.  The first press release announced that the Company completed the sale of notes under its existing Master Note Purchase Agreement in a private placement with certain institutional accredited investors.  The second press release announced that the Company’s Board of Directors had authorized an increase and extension to its ongoing common stock repurchase program.  Copies of the two additional press releases are attached hereto as Exhibits 99.2 and 99.3 and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Press Release, dated October 26, 2009, issued by Waste Connections, Inc.
99.2 Press Release, dated October 26, 2009, issued by Waste Connections, Inc.
99.3 Press Release, dated October 26, 2009, issued by Waste Connections, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.

	BY:	/s/ Worthing F. Jackman
Date: October 26, 2009		Worthing F. Jackman,
Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	DESCRIPTION

99.1	Press Release, dated October 26, 2009, issued by Waste Connections, Inc.

99.2	Press Release, dated October 26, 2009, issued by Waste Connections, Inc.

99.3	Press Release, dated October 26, 2009, issued by Waste Connections, Inc.